UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 30, 2020 (March 27, 2020)

________________________________

NORFOLK SOUTHERN CORPORATION

(Exact name of registrant as specified in its charter)

______________________________________

Virginia	1-8339	52-1188014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three Commercial Place		757-629-2680
Norfolk, Virginia 23510-9241		(Registrant's telephone number, including area code)
(Address of principal executive offices, including zip code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Norfolk Southern Corporation Common Stock (Par Value $1.00)	NSC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Item 1.02 Termination of a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 27, 2020, the Registrant entered into an agreement, attached hereto as Exhibit 10.1, establishing a 5-year, $800 million, unsecured revolving credit facility (the “Agreement”) under which the Registrant can borrow for general corporate purposes. The Agreement includes a subfacility for swingline loans in an aggregate amount of up to $100 million. The other parties to the Agreement are Wells Fargo Bank, N.A., as Administrative Agent, as a Swingline Lender and as a Lender; Citibank, N.A. and Bank of America, N.A., each as a Syndication Agent and as a Lender; and Goldman Sachs Bank USA, Morgan Stanley Bank, N.A., U.S. Bank National Association, Capital One, National Association, Fifth Third Bank, National Association, MUFG Bank, Ltd., The Northern Trust Company, PNC Bank, National Association, and Sumitomo Mitsui Banking Corporation, as Lenders that are signatories to the Agreement, as well as other parties that may become Lenders from time to time under the Agreement’s provisions.

Interest rates under the facility vary based on the type of loan made and range from the Prime Rate of Wells Fargo Bank, N.A., to incremental increases over the rate published by the ICE Benchmark Administration Limited, with such increases based in some cases on the rating of the Registrant’s unsecured long-term debt. The Agreement contains provisions consistent with the “amendment approach” endorsed by the Alternative Reference Rates Committee convened by the Federal Reserve Board and the New York Fed to address issues relating to the transition from LIBOR. The Agreement also has typical financial covenants, including covenants pertaining to the Registrant’s consolidated total capital and related borrowing ratios, as well as limitations on other debt that may be incurred by the Registrant’s subsidiaries, all as more fully described in the attached Exhibit.

No direct financial obligations of the Registrant have arisen under the Agreement as of the date hereof.

The Agreement replaces the Registrant’s existing $750 million credit facility under an agreement, dated as of May 26, 2016 (the “Prior Agreement”), that was terminated by the Registrant on March 27, 2020, in advance of its stated termination date and without any early termination penalties being incurred by the Registrant. The other parties to the Prior Agreement as of May 26, 2016, were Wells Fargo Bank, N.A., as Administrative Agent and as a Lender; Bank of America, N.A., and Citibank, N.A., each as a Syndication Agent and as a Lender; and Goldman Sachs Bank USA, Morgan Stanley Bank N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Fifth Third Bank, PNC Bank, National Association, Sumitomo Mitsui Banking Corporation, The Northern Trust Company, and U.S. Bank National Association, as Lenders.

Except as described in this Current Report on Form 8-K, the terms of the Prior Agreement are substantially and in all material respects similar to the terms of the Agreement.

With respect to the other parties to the Prior Agreement, the Registrant has customary banking relationships based on the provision of a variety of financial services, including pension fund, cash management, investment banking, and equipment financing and leasing services, none of which are material individually or in the aggregate with respect to any individual party.

With respect to the other parties to the Agreement and the Prior Agreement, the Registrant has or may have had customary banking relationships based on the provision of a variety of financial services, including pension fund, cash management, investment banking, and equipment financing and leasing services. On March 1, 2019, the Registrant, through its wholly-owned freight railroad subsidiary Norfolk Southern Railway Company, entered into certain agreements with Bank of America, N.A., and its affiliates related to the construction and leasing of a new building in Atlanta, Georgia, construction of which is expected not to exceed $550 million.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Credit Agreement dated as of March 27, 2020, establishing a 5-year $800 million unsecured revolving credit facility of the Registrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURES
NORFOLK SOUTHERN CORPORATION
(Registrant)

/s/ Denise W. Hutson
Name: Denise W. Hutson
Title: Corporate Secretary

Date:  March 30, 2020